As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Point Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	27-0599397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15131 Alton Parkway, 4th Floor

Irvine, California 92618

(Address of Principal Executive Offices, including zip code)

Five Point Holdings, LLC Amended and Restated 2016 Incentive Award Plan

(Full title of the plan)

Michael A. Alvarado

Chief Legal Officer, Vice President and Secretary

Five Point Holdings, LLC

15131 Alton Parkway, 4th Floor

Irvine, California 92618

(Name and address of agent for service)

(949) 349-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Class A Common Shares	3,209,326(2)	$7.53	$24,166,224.78	$2,928.95

(1)

This registration statement covers, in addition to the number of Class A common shares (“Class A Common Shares”) of Five Point Holdings, LLC (the “Registrant”) stated above, options and other rights to purchase or acquire Class A Common Shares covered by this registration statement and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of Class A Common Shares that may be offered or issued pursuant to the Five Point Holdings, LLC Amended and Restated 2016 Incentive Award Plan (the “Plan”) by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding Class A Common Shares.

(2)

Represents an additional 3,209,326 Class A Common Shares recently approved by our shareholders for issuance under the Plan. We previously registered 6,839,108 Class A Common Shares for issuance under the Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices reported for the Class A Common Shares on the New York Stock Exchange on July 29, 2019, which was $7.53.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

We have previously registered 6,839,108 Class A Common Shares for issuance under the Five Point Holdings, LLC Amended and Restated 2016 Incentive Award Plan (the “Plan”) by a registration statement on Form S-8 filed with the Commission on June 23, 2017, Registration No. 333-218931 (the “Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated herein by reference to the extent not modified or superseded by the Prior Registration Statement or by any subsequently filed document that is incorporated by reference in this Registration Statement or in the Prior Registration Statement. This Registration Statement is registering an additional 3,209,326 shares recently approved by our shareholders for issuance under the Plan.

Item 8.	Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-8:

Exhibit	Exhibit Description

4.1	Certificate of Formation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on April 7, 2017 (File No. 333-217213))

4.2	Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities being registered

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accountants

24.1	Power of Attorney (included on the signature page hereto)

99.1	Five Point Holdings, LLC Amended and Restated 2016 Incentive Award Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed on April 26, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 2, 2019.

FIVE POINT HOLDINGS, LLC

By:	/s/ Emile Haddad
Name: Emile Haddad
Title: Principal Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Emile Haddad and Michael Alvarado, or any of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Emile Haddad Emile Haddad	Principal Executive Officer and Director (Principal Executive Officer)	August 2, 2019

/s/ Erik Higgins Erik Higgins	Principal Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2019

/s/ Rick Beckwitt Rick Beckwitt	Director	August 2, 2019

/s/ Kathleen Brown Kathleen Brown	Director	August 2, 2019

/s/ William Browning William Browning	Director	August 2, 2019

/s/ Evan Carruthers Evan Carruthers	Director	August 2, 2019

/s/ Jonathan Foster Jonathan Foster	Director	August 2, 2019

/s/ Gary Hunt Gary Hunt	Director	August 2, 2019

/s/ Jon Jaffe Jon Jaffe	Director	August 2, 2019

/s/ Stuart A. Miller Stuart A. Miller	Director	August 2, 2019

/s/ Michael Rossi Michael Rossi	Director	August 2, 2019

/s/ Michael Winer Michael Winer	Director	August 2, 2019